 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 2, 2023

AVID TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36254	04-2977748
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Blue Sky Drive, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

(978) 640-6789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AVID	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Avid Technology, Inc., a Delaware corporation (the “Company”), was held at 9:00 a.m. Eastern Time on November 2, 2023 at the Boston Marriot Burlington Hotel in Burlington, Massachusetts (the “Special Meeting”). There was a total of 44,041,733 shares of common stock, par value $0.01 per share, of the Company (the “Company common stock”) issued and outstanding and entitled to vote at the Special Meeting as of the close of business on September 14, 2023, the record date for the Special Meeting. At the Special Meeting, a total of 38,396,961 shares of Company common stock were represented in person or by proxy, or approximately 87% of the issued and outstanding shares of Company common stock entitled to vote at the Special Meeting, and, therefore, a quorum was present for the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated September 15, 2023 and first mailed to the Company’s stockholders on or about the date thereof, is set forth below:

Merger Agreement Proposal

As previously announced, on August 9, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Artisan Bidco, Inc., a Delaware corporation (“Parent”), and Artisan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of STG Partners, LLC.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 87% of the outstanding shares of Company common stock entitled to vote thereon at the Special Meeting voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
38,165,167	149,336	82,458

Non-Binding Compensation Advisory Proposal

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on, or otherwise relates to, the Merger. Approximately 99% of the total number of votes cast on the proposal at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
38,017,679	271,155	108,127

Adjournment Proposal

Because stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote thereon at the Special Meeting approved the proposal to adopt the Merger Agreement, the proposal to adjourn the Special Meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, was rendered moot and was not called for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: November 2, 2023	By:	/s/ Kenneth Gayron
		Name:	Kenneth Gayron
		Title:	Executive Vice President and Chief Financial Officer